Exhibits
                                                            Item 6 (a) G
                                                            Page 1 of 2

               JERSEY CENTRAL POWER & LIGHT COMPANY AND SUBSIDIARY
                    CAPITALIZATION AND CAPITALIZATION RATIOS
                              ACTUAL AND PRO FORMA
                                 MARCH 31, 2001

                                 (IN THOUSANDS)







                                      Actual                     Pro Forma
                                -----------------            -----------------
                                   Amount     %                  Amount     %
                                ----------  -----            ----------  -----
Long-term debt (1)              $1,134,061   39.6            $1,084,061   37.0
Notes payable                       92,300    3.2              -            -
Transition bonds                       -       -                403,750   13.8
Company-obligated
 mandatorily redeemable
 preferred securities              125,000    4.4               125,000    4.3
Preferred stock (2)                 74,982    2.6                74,982    2.5
Common equity                    1,436,576   50.2             1,245,102   42.4
                                ----------  -----            ----------  -----

         Total                 $ 2,862,919  100.0           $ 2,932,895  100.0
                                ==========  =====            ==========  =====





(1)      Includes securities due within one year of $90,014.
(2)      Includes securities due within one year of $10,833.

                                                            Exhibits
                                                            Item 6 (a) G
                                                            Page 2 of 2

                           GPU, INC. AND SUBSIDIARIES
                    CAPITALIZATION AND CAPITALIZATION RATIOS
                              ACTUAL AND PRO FORMA
                                 MARCH 31, 2001

                                 (IN THOUSANDS)







                                    Actual                         Pro Forma
                                -----------------            -----------------
                                  Amount     %                  Amount     %
                                ----------  -----            ----------  -----
Long-term debt (1)              $4,741,020   46.7            $4,691,020   45.0
Notes payable                    1,607,653   15.9             1,515,353   14.5
Transition bonds                        -       -               403,750    3.9
Subsidiary-obligated
 trust preferred
 securities                        200,000    2.0               200,000    1.9
Subsidiary-obligated
 mandatorily redeemable
 preferred securities              125,000    1.2               125,000    1.2
Preferred stock (2)                 74,982    0.7                74,982    0.7
Common equity                    3,401,087   33.5             3,417,413   32.8
                                ----------  -----            ----------  -----

         Total                 $10,149,742  100.0           $10,427,518  100.0
                                ==========  =====            ==========  =====





(1)      Includes securities due within one year of $995,560.
(2)      Includes securities due within one year of $10,833.